SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]    Preliminary Information Statement
[ ]    Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                               Amnis Systems Inc.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which the transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                               AMNIS SYSTEMS INC.
                3450 Hillview Avenue, Palo Alto, California 94304


                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                             Palo Alto, California
                                             *, 2003

        This information statement has been mailed on or about *, 2003 to the stockholders of record on *, 2003 (the "Record Date") of Amnis Systems Inc., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of July 1, 2003. The actions to be taken pursuant to the written consent shall be taken on or about *, 2003, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                  By Order of the Board of Directors,

                                  /s/ Lawrence L. Bartlett
                                  Secretary

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JULY 1, 2003

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders dated July 1, 2003, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2003:

        1. The Company's Certificate of Incorporation, as amended, will be amended to increase the number of authorized shares of common stock, par value $.001 per share (the "Common Stock"), of the Company from 400,000,000 shares to 800,000,000 shares.

                      OUTSTANDING SHARES AND VOTING RIGHTS

        As of the Record Date, the Company's authorized capitalization consisted of 400,000,000 shares of Common Stock, of which * shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

        Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated July 1, 2003; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

        Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2003.

        The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

        This Information Statement will serve as written notice to stockholders pursuant to Section 222 of the General Corporation Law of the State of Delaware.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

        On July 1, 2003, the majority stockholders of the Company approved an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 400,000,000 to 800,000,000. The Company currently has authorized capital stock of 400,000,000 shares and approximately * shares of Common Stock are outstanding as of the Record Date. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK

        The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

        As of the Record Date, a total of * shares of the Company's currently authorized 400,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

        The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

        Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:



     o In December 2001, we entered into a financing agreement with Bristol Investment Fund, Ltd., pursuant to which we issued and sold to Bristol Investment Fund, Ltd. a 12% two-year secured convertible debenture in the principal amount of $500,000, investment options for the purchase up to $500,000 of our common stock, and 1,000,000 warrants to purchase shares of our common stock, subject to antidilution adjustment. The exercise price of each warrant, as amended, is equal to $0.05 per share, subject to antidilution adjustment. The debenture is convertible at the holder's option at any time into shares of our common stock at the lesser of (i) $0.385 or (ii) 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

     o In February 2002, we sold a total of 225,000 units at a purchase price of $8.00 per unit to three accredited investors for an aggregate purchase price of $1,800,000. Each unit consisted of ten shares of our common stock, subject to adjustment, and one warrant to purchase three shares of our common stock at an exercise price of $0.90 per share, subject to adjustment. In connection with the transaction, we agreed to register the shares of common stock sold in the transaction, including the shares of common stock underlying the warrants. In June 2002, we amended, among other things, the terms of the reset option and warrants which were included in 187,500 units that were sold to Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership in February 2002. The amendment to the reset option provides that, among other things, the number of shares comprising each unit was automatically increased by 11 shares and, at any time but only one time for each unit, until June 18, 2005, at the option of each purchaser, the number of shares comprising each unit may be increased by the difference between
               (A) $8.00 divided by 70% of the average of the lowest three intraday trading prices for our common stock during the 20 trading day period ending one trading day prior to the date of exercise of such option, less (B) 21. The amendment to each warrant reduced the exercise price to approximately $0.13, subject to adjustment. Stonestreet has also agreed not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures. In May 2003, we agreed to modify Alpha's unit investment whereby, in consideration of the cancellation of the reset option, we issued a secured convertible debenture in the amount $910,120. This debenture bears interest at 12%, matures two years from the date of issuance, and is convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.385 or (ii) 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

     o In June 2002, we issued and sold two convertible notes in the aggregate principal amount of $450,000 and warrants exercisable for up to 135,000 shares of our common stock, subject to adjustment, to two accredited investors. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.385 or (ii) 70% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. In May 2003, one of the investors holding a secured convertible debenture in the amount of $200,000 agreed not convert its investment for a per share price of less than $.05 per share. In addition, the investor may not sell any portion of its shares received in connection with this financing until such time as Alpha and Bristol have each converted 80% of the principal amount of their convertible debentures.

     o            In May 2003, we entered into a Securities Purchase
               Agreement with three accredited investors for the sale of (i) $1,000,000 in convertible debentures and (ii) warrants to buy 5,000,000 shares of our common stock. The debentures bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 30 trading days before but not including the conversion date.

     Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

                             ADDITIONAL INFORMATION

        The Company's annual report on Form 10-KSB/A for the fiscal year ended December 31, 2002 and quarterly report on Form 10-QSB for the quarter ended March 31, 2003 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Lawrence L. Bartlett, Secretary, Amnis Systems Inc., 3450 Hillview Avenue, Palo Alto, California 94304; (650) 855-0200.

                             By Order of the Board of Directors,

                             /s/ Scott Mac Caughern

                             Scott Mac Caughern
                             Chief Executive Offer

Palo Alto, California
*, 2003

                                   EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                               AMNIS SYSTEMS INC.

        The undersigned, being the Chief Executive Officer and Secretary of AMNIS SYSTEMS INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

        1. The name of the Corporation (hereinafter referred to as the "Corporation") is Amnis Systems, Inc. The date of filing the original Certificate of Incorporation with the Secretary of State of Delaware was July 28, 1998. The date of the filing of the First Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was August 24, 2000. The date of the filing of the Second Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was September 13, 2000. The date of the filing of the Third Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was June 21, 2002.

        2. The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

               "The Corporation is authorized to issue two classes of stock to be designated, respectfully, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is eight hundred twenty million (820,000,000) shares. Eight hundred million (800,000,000) shares shall be Common Stock, each having a par value of $.0001. Twenty Million (20,000,000) shares shall be Preferred Stock, each having a par value of $.0001.

        3. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Scott Mac Caughern, its Chief Executive Officer, and Lawrence L. Bartlett, its Secretary, this ___ day of _____, 2003.

                       AMNIS SYSTEMS INC.


                       By:_______________________________
                          Scott Mac Caughern, Chief Executive Officer


                       By:_______________________________
                          Lawrence L. Bartlett, Secretary